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                                                                       EXHIBIT 5


                             HOGAN & HARTSON L.L.P.
                                Columbia Square
                           555 Thirteenth Street, NW
                           Washington, DC 20004-1109
                               Tel (202) 637-5600
                               Fax (202) 637-5910

                                  May 28, 1996



Board of Directors
The Mills Corporation
3000 K Street, N.W., Suite 400
Washington, D.C.  20007

Ladies and Gentlemen:

          We are acting as counsel to The Mills Corporation, a Delaware corporation (the "Company"), in connection with its registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission relating to the proposed public offering of up to 16,980,415 shares of the Company's common stock, par value $.01 per share ("Common Stock"), consisting of (i) up to 16,057,740 shares of Common Stock (the "Conversion Shares") which may be issued if and to the extent that holders of 16,057,740 units of limited partnership ("Units") in The Mills Limited Partnership (the "Partnership") tender such Units for redemption, and (ii) up to 922,675 already outstanding shares of Common Stock which may be sold by certain affiliates of the Company (the "Restricted Shares"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

          For purposes of this opinion letter, we have examined copies of the following documents:

          1.       An executed copy of the Registration Statement.

          2. The Amended and Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware on April 15, 1996 and by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

          3. The Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

          4. The Limited Partnership Agreement of the Partnership, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

          5. Resolutions of the Board of Directors of the Company adopted on April 12, 1994, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect, relating to
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The Mills Corporation
May 28, 1996
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                   the issuance and sale of Common Stock and arrangements in
                   connection therewith.

          6. A certificate of the Secretary of the Company, dated May 28, 1996, as to certain facts relating to the Company.

          In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us, and the conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. We also have assumed the authenticity, accuracy and completeness of the foregoing certifications (of public officials and corporate officers) and statements of fact, on which we are relying, and have made no independent investigations thereof. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

          This opinion letter is based as to matters of law solely on the General Corporation Law of the State of Delaware. We express no opinion herein as to any other laws, statutes, regulations, or ordinances.

          Based upon, subject to and limited by the foregoing, we are of the opinion that (i) the Conversion Shares, when issued and delivered in accordance with the Partnership Agreement and appropriate resolutions of the Board of Directors of the Company upon redemption of Units as contemplated thereby, will be validly issued, fully paid, and nonassessable under the General Corporation Law of the State of Delaware, and (ii) the Restricted Shares were validly issued and are fully paid and nonassessable under the General Corporation Law of the State of Delaware.

          We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

          We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


                                        Very truly yours,

                                        /s/ HOGAN & HARTSON L.L.P.

                                        HOGAN & HARTSON L.L.P.